Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$744,539
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,293,169
Dividend Income	101,189
Interest Income	30,638
ETF Transaction Fees	350
Total Income (Loss)	$2,169,885

Expenses
General Partner Management Fees	$22,689
Professional Fees	16,106
Brokerage Commissions	464
Directors' Fees and Insurance	1,141
License Fees	568
Total Expenses	$40,968
Net Income (Loss)	$2,128,917

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/26	$44,964,555
Withdrawals (50,000 Shares)	(2,605,950)
Net Income (Loss)	2,128,917

Net Asset Value End of Month	$44,487,522
Net Asset Value Per Share (850,000 Shares)	$52.34

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596